 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 10, 2023
(Date of earliest event reported)

 ITT INC.
(Exact name of registrant as specified in its charter)

Indiana	001-05672	81-1197930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Washington Boulevard
6th Floor
Stamford, CT 06902
(Principal Executive Office)
Telephone Number: (914) 641-2000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	ITT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).                                                 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 10, 2023, ITT Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to the Company’s Credit Agreement, dated as of August 5, 2021 (as amended by the Amendment, the “Credit Agreement”), among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and Bank of America, N.A., as the administrative agent, the L/C issuer and a U.S. swing line lender.

In connection with the ongoing phase out of LIBOR as a reference interest rate, the Amendment replaces LIBOR as a benchmark for United States Dollar revolving borrowings with the term secured overnight funding rate (Term SOFR) plus a benchmark adjustment of 10 basis points. The Amendment replaces LIBOR as a benchmark for Euro swing line borrowings with the Euro overnight short-term rate (ESTR) plus a benchmark adjustment of 8.5 basis points.

The foregoing description of the Amendment and the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Amendment (which includes the Credit Agreement as an exhibit), a copy of which is attached hereto and filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 10, 2023, the Company held its annual meeting of shareholders (the “Annual Meeting”). The following votes were taken at the Annual Meeting.
1.     Election of Directors. At the Annual Meeting, the 8 nominees whose names are set forth below were elected as directors, constituting the entire Board of Directors, to serve until the 2024 annual meeting of shareholders or until their respective successors are duly elected and qualified. Relevant voting information for each person was as follows:

	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Donald DeFosset, Jr.	73,808,655	1,072,302	487,103	3,608,019
Nicholas C. Fanandakis	74,749,709	565,903	52,448	3,608,019
Richard P. Lavin	74,473,323	835,474	59,263	3,608,019
Rebecca A. McDonald	74,476,883	837,008	54,169	3,608,019
Timothy H. Powers	74,384,338	931,583	52,139	3,608,019
Luca Savi	74,853,023	455,814	59,223	3,608,019
Cheryl L. Shavers	74,617,504	693,274	57,282	3,608,019
Sabrina Soussan	74,556,994	705,629	105,437	3,608,019
2.     Ratification of Appointment of the Independent Registered Public Accounting Firm. The ratifiaction of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year was ratified by the following vote: 77,681,782 shares for the proposal, 1,237,676 shares against the proposal and 56,621 shares abstaining.
3.     Advisory Vote on 2022 Named Executive Officer Compensation. The proposal for approval, on an advisory basis, of the 2022 compensation of the Company’s named executive officers was approved by the following vote: 73,907,488 shares for the proposal, 1,360,973 shares against the proposal, 99,599 shares abstaining and 3,608,019 broker non-votes.

4.    Advisory Vote to Determine the Frequency of Future Shareholder Votes on the Compensation of the Company’s Named Executive Officers. The proposal to determine the frequency of future shareholder votes, on an advisory basis, on the compensation of the Company’s named executive officers was determined to be annually by a vote of 73,714,805 shares voting for a frequency of one year, 46,707 shares voting for a frequency of two years, 1,526,667 shares voting for a frequency of three years, 79,881 shares abstaining from the vote on the proposal and 3,608,019 broker non-votes. The Company intends to continue its practice of holding annual advisory votes regarding the compensation of the Company’s named executive officers.
5.    Approval of the Adoption of the Company's Employee Stock Purchase Plan. The proposal for approval of the adoption of the Company's employee stock purchase plan was approved by the following vote: 74,908,211 shares for the proposal, 416,796 shares against the proposal, 43,053 shares abstaining and 3,608,019 broker non-votes.
6.     Shareholder Proposal Regarding Special Meetings of Shareholders. The shareholder proposal to amend the Company’s governing documents to give "street name" shareholders and "non-street name" shareholders an equal right to call for a special shareholder meeting was not approved by the following vote: 2,730,430 shares for the proposal, 72,322,170 shares against the proposal, 315,460 shares abstaining and 3,608,019 broker non-votes.
There were no other matters presented for a vote at the Annual Meeting.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated as of May 10, 2023, among ITT Inc. and other parties signatory thereto
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc.
(Registrant)

May 12, 2023	By:	/s/ Lori B. Marino
		Name:	Lori B. Marino
		Title:	Senior Vice President, General Counsel and Assistant Secretary
(Authorized Officer of Registrant)